UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2013, Dune Energy, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement among the Company, certain of the lenders party to the Amended and Restated Credit Agreement dated as of December 22, 2011 (the “Credit Agreement”), and Bank of Montreal as administrative agent for the lenders (the “Amendment to the Credit Agreement”).

Prior to the amendment, the Credit Agreement provided that the Company would not, as of the last day of any fiscal quarter, beginning on March 31, 2013 and thereafter, permit its ratio of Total Debt (as such term is defined therein, “Total Debt”) as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 4.0 to 1.0. Among other items, the Amendment to the Credit Agreement provides that (i) the Company will not, as of the last day of the fiscal quarter ending March 31, 2013 permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 5.0 to 1.0 and (ii) the Company will not, as of the last day of the fiscal quarter ending June 30, 2013 permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 4.5 to 1.0. On September 30, 2013, and thereafter, the Company will not, as of the last day of the fiscal quarter, permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 4.0 to 1.0.

The Amendment to the Credit Agreement reaffirms that the Company’s Borrowing Base (as such term is defined in the Credit Agreement) is $50,000,000.

The foregoing description of the Amendment to the Credit Agreement is qualified in its entirety by reference to Amendment to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement among the Company, certain of the lenders party to the Amended and Restated Credit Agreement dated as of December 22, 2011, and Bank of Montreal as administrative agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: May 3, 2013	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement among the Company, certain of the lenders party to the Amended and Restated Credit Agreement dated as of December 22, 2011, and Bank of Montreal as administrative agent for the lenders.